Exhibit 10.2

October 3, 2016
To:
Richard T. McGuire III
Marcato Capital Management LP
Marcato, L.P.
Marcato II, L.P.
Marcato International Master Fund, Ltd.

Confidentiality Agreement
Ladies and Gentlemen:
In order to allow Richard T. McGuire III, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., and Marcato International Master Fund, Ltd. (collectively, “you”) to evaluate a possible transaction (the “Proposed Transaction”) between you and Sotheby’s (the “Company”), the Company is prepared to inform you, following your execution and delivery to us of this letter agreement, of certain non-public information concerning the Company (such information, the “Evaluation Material”). You acknowledge that the Evaluation Material furnished to you may include information that, at the time it is furnished to you, may be deemed to constitute “material, non-public information” concerning the Company, its affiliates or its securities (“MNPI”).
2.    You agree, except as required by law, regulation, ruling, legal process or regulatory or self-regulatory authority (including, without limitation, as may be necessary to amend public disclosures pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (provided that any such amended disclosure may not disclose any Evaluation Material), or by deposition, interrogatory, request for information or documents, subpoena, civil investigation, demand, order or other similar legal process) (collectively, “Law”), (i) to use the Evaluation Material only for purposes of evaluating, negotiating and implementing the terms of the Proposed Transaction, (ii) to keep the Evaluation Material and the fact that you have received it confidential, and (iii) at all times prior to the time the Company announces earnings for the third quarter of 2016 (the “Earnings Announcement Time”), not to disclose the Evaluation Material to any person other than those of your employees, directors, officers, agents, financing sources, co-investors, consultants, accountants, attorneys, advisors or affiliates that need to know the Evaluation Material for the purpose of evaluating, negotiating or implementing the terms of the Proposed Transaction and whom you will direct to observe the terms of this letter agreement (collectively, but only to the extent such persons actually receive the Evaluation Material, your “Representatives”). Whether or not the Proposed Transaction is completed, the Company agrees that the Company will publicly disclose all MNPI made available to you pursuant to this letter agreement no later than at the Earnings Announcement Time. You agree not to trade in, purchase or sell any securities of the Company until two business days after the Earnings Announcement Time.
3.    In the event that you or any of your Representatives are required by Law to disclose any Evaluation Material, you will provide the Company with notice of such

SC1:4239351.3A

Exhibit 10.2

disclosure as promptly as practicable before making such disclosure, unless otherwise prohibited by Law, and cooperate with the Company, at the Company’s sole expense, to the extent the Company may seek to limit such disclosure. In the event that you or your Representatives shall have complied fully with the provisions of this letter agreement, the Company agrees that such disclosure may be made by you or your Representatives without any liability hereunder.
4.    You acknowledge that none of the Company or its directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) (collectively, the “Company’s Representatives”) and none of the respective officers, directors, employees, agents or controlling persons of the Company’s Representatives makes any express or implied representation or warranty as to, and you shall not be entitled to rely on, the completeness of the Evaluation Material, and you agree that none of such persons shall have any liability to you or any of your Representatives relating to or arising from your or your Representatives’ use of any Evaluation Material or for any errors therein or omissions therefrom.
5.    This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions. Any suit or proceeding arising in respect of this letter agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the you and the Company agree to submit to the jurisdiction of, and to venue in, such courts. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this letter agreement.
6.    This letter agreement contains the entire agreement between you and us concerning the matters addressed herein, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon you or us, unless approved in writing by each of you and us.
7.    This letter agreement and your obligations hereunder shall terminate automatically at the Earnings Announcement Time.
[The next page is the signature page]

Accepted and Agreed as of the date first written above:
RICHARD T. MCGUIRE III

/s/ RICHARD MCGUIRE

MARCATO CAPITAL MANAGEMENT LP

By /s/ RICHARD MCGUIRE
    Name: Richard McGuire
    Title: Managing Partner

MARCATO, L.P.

By /s/ RICHARD MCGUIRE
    Name: Richard McGuire

MARCATO II, L.P.

By /s/ RICHARD MCGUIRE
    Name: Richard McGuire

MARCATO INTERNATIONAL MASTER FUND, LTD.

By /s/ RICHARD MCGUIRE
    Name: Richard McGuire
    Title: Director

Confirmed and Agreed:

SOTHEBY’S

By: /s/ MICHAEL GOSS

Name: Michael Goss

Title: Executive Vice President and Chief Financial Officer

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